Exhibit 99.1

Contact:	Darrell W. Crate
Affiliated Managers Group, Inc.
(617) 747-3300

AMG Reports Financial and Operating Results

for Second Quarter and First Half of 2004

Company Reports EPS of $0.62; Cash EPS of $1.00

Boston, MA, July 28, 2004 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter and six months ended June 30, 2004.

Cash earnings per share (“Cash EPS”) for the second quarter of 2004 were $1.00, compared to $0.77 for the second quarter of 2003, while diluted earnings per share for the second quarter of 2004 were $0.62, compared to $0.43 for the same period of 2003.  Cash Net Income was $30.4 million for the second quarter of 2004, compared to $24.9 million for the second quarter of 2003.  Net Income for the second quarter of 2004 was $18.9 million, compared to $13.8 million for the second quarter of 2003.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the second quarter of 2004, revenue was $158.6 million, compared to $116.7 million for the second quarter of 2003.  EBITDA for the second quarter of 2004 was $46.1 million, compared to $34.7 million for the same period of 2003.

For the six months ended June 30, 2004, Cash Net Income was $59.7 million, while EBITDA was $89.9 million.  For the same period, Net Income was $37.1 million, on revenue of $310.2 million.  For the six months ended June 30, 2003, Cash Net Income was $49.0 million, while EBITDA was $67.3 million.  For the same period, Net Income was $26.8 million, on revenue of $226.9 million.

Net client cash flows were $(3) million, with outflows of $134 million from directly managed assets, and net flows of $131 million into overlay assets.  Net inflows in the mutual fund and institutional channels were $423 million and $584 million, respectively, while net flows in the high net worth channel were $(1.1) billion.  These aggregate net client cash flows for the quarter resulted in an increase of approximately $300,000 to AMG’s annualized EBITDA.  The aggregate assets under management of AMG’s affiliated investment management firms at June 30, 2004 were $102.2 billion.

“AMG produced solid growth in earnings during a quarter when the equity market indices finished relatively unchanged,” stated William J. Nutt, Chairman and Chief Executive Officer.  “We had especially strong performance among our domestic and international value equity products, as well as a number of our quantitative products.  In addition to a strong quarter by our existing Affiliates, we were pleased to complete our investment in Genesis Asset Managers, a leading investment manager of emerging markets equity securities.”

(more)

“AMG continues to execute on a wide range of growth and development initiatives to enhance our existing businesses,” stated Sean M. Healey, President and Chief Operating Officer.  “For example, earlier this month, we announced an agreement to acquire approximately $3 billion in mutual fund assets from Fremont Investment Advisors through our Managers Funds platform.  This acquisition, the third of its type by AMG through Managers Funds, further diversifies Managers Funds’ product offerings and enhances its distribution capabilities by opening additional distribution channels to Managers Funds products.”  Mr. Healey continued, “Looking ahead, we also are making excellent progress in pursuing additional investment opportunities in high quality mid-sized firms, and are confident that we will continue to add to our earnings growth through accretive investments in new Affiliates.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2003.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-366-7449 (domestic calls) or 1-303-262-2075 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11002913.  The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months Ended 6/30/03	Three Months Ended 6/30/04

Revenue	$116,701	$158,562

Net Income	$13,823	$18,920

Cash Net Income (A)	$24,948	$30,354

EBITDA (B)	$34,663	$46,127

Average shares outstanding - diluted (C)	32,228,521	30,314,383

Earnings per share - diluted (C)	$0.43	$0.62

Cash earnings per share - diluted (C) (D)	$0.77	$1.00

	December 31,	June 30,
	2003	2004

Cash and cash equivalents	$253,334	$344,672

Senior convertible debt	$423,340	$423,649

Mandatory convertible securities	$230,000	$530,000

Stockholders’ equity	$614,769	$442,250

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Six Months Ended 6/30/03	Six Months Ended 6/30/04

Revenue	$226,948	$310,196

Net Income	$26,820	$37,090

Cash Net Income (A)	$48,962	$59,733

EBITDA (B)	$67,294	$89,879

Average shares outstanding - diluted (C)	32,403,733	31,154,578

Earnings per share - diluted (C)	$0.83	$1.19

Cash earnings per share - diluted (C) (D)	$1.51	$1.92

Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, March 31, 2004	$25,188	$46,414	$23,196	$94,798
Net client cash flows - directly managed assets	423	584	(1,141)	(134)
Net client cash flows - overlay assets	—	131	—	131
New investments	—	7,257	—	7,257
Investment performance	194	(51)	24	167

Assets under management, June 30, 2004	$25,805	$54,335	$22,079	$102,219

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2003	$23,339	$44,686	$23,499	$91,524
Net client cash flows - directly managed assets	643	1,146	(1,750)	39
Net client cash flows - overlay assets	—	131	—	131
New investments	361	7,257	—	7,618
Investment performance	1,462	1,115	330	2,907

Assets under management, June 30, 2004	$25,805	$54,335	$22,079	$102,219

Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results

	Three Months Ended 6/30/03	Percent of Total	Three Months Ended 6/30/04	Percent of Total
Revenue
Mutual Fund	$44,746	38%	$61,550	39%
Institutional	40,478	35%	62,372	39%
High Net Worth	31,477	27%	34,640	22%
	$116,701	100%	$158,562	100%

EBITDA (B)
Mutual Fund	$13,675	39%	$18,258	40%
Institutional	11,398	33%	18,079	39%
High Net Worth	9,590	28%	9,790	21%
	$34,663	100%	$46,127	100%

	Six Months Ended 6/30/03	Percent of Total	Six Months Ended 6/30/04	Percent of Total
Revenue
Mutual Fund	$86,192	38%	$121,853	39%
Institutional	77,264	34%	117,613	38%
High Net Worth	63,492	28%	70,730	23%
	$226,948	100%	$310,196	100%

EBITDA (B)
Mutual Fund	$26,025	39%	$36,369	40%
Institutional	21,900	32%	33,319	37%
High Net Worth	19,369	29%	20,191	23%
	$67,294	100%	$89,879	100%

Affiliated Managers Group, Inc.

Reconciliation of Performance and Liquidity Measures

(in thousands)

	Three Months Ended 6/30/03	Three Months Ended 6/30/04

Net Income	$13,823	$18,920
Intangible amortization	4,033	4,163
Intangible-related deferred taxes	5,949	6,160
Affiliate depreciation	1,143	1,111
Cash Net Income (A)	$24,948	$30,354

Cash flow from operations	$35,771	$65,596
Interest expense, net of non-cash items	4,973	7,555
Current tax provision	1,690	5,624
Changes in assets and liabilities and other adjustments	(7,771)	(32,648)
EBITDA (B)	$34,663	$46,127
Holding company expenses	4,997	7,038
EBITDA Contribution	$39,660	$53,165

	Six Months Ended 6/30/03	Six Months Ended 6/30/04

Net Income	$26,820	$37,090
Intangible amortization	8,047	8,264
Intangible-related deferred taxes	11,899	12,243
Affiliate depreciation	2,196	2,136
Cash Net Income (A)	$48,962	$59,733

Cash flow from operations	$33,686	$77,402
Interest expense, net of non-cash items	9,561	13,812
Current tax provision	3,742	10,173
Changes in assets and liabilities and other adjustments	20,305	(11,508)
EBITDA (B)	$67,294	$89,879
Holding company expenses	9,982	13,929
EBITDA Contribution	$77,276	$103,808

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004

Revenue	$116,701	$158,562	$226,948	$310,196

Operating expenses:
Compensation and related expenses	40,213	57,591	79,524	114,882
Selling, general and administrative	20,878	25,325	40,396	48,646
Amortization of intangible assets	4,033	4,163	8,047	8,264
Depreciation and other amortization	1,610	1,620	3,124	3,159
Other operating expenses	3,810	3,451	7,778	7,173
	70,544	92,150	138,869	182,124
Operating income	46,157	66,412	88,079	128,072

Non-operating (income) and expenses:
Investment and other income	(1,484)	(1,698)	(2,959)	(3,582)
Interest expense	5,981	8,810	11,422	16,125
	4,497	7,112	8,463	12,543

Income before minority interest and taxes	41,660	59,300	79,616	115,529
Minority interest (E)	(18,621)	(27,766)	(34,915)	(53,198)

Income before income taxes	23,039	31,534	44,701	62,331

Income taxes - current	1,690	5,624	3,742	10,173
Income taxes - intangible-related deferred	5,949	6,160	11,899	12,243
Income taxes - other deferred	1,577	830	2,240	2,825
Net Income	$13,823	$18,920	$26,820	$37,090

Average shares outstanding - basic (C)	31,566,975	28,992,832	31,826,160	29,651,623
Average shares outstanding - diluted (C)	32,228,521	30,314,383	32,403,733	31,154,578

Earnings per share - basic (C)	$0.44	$0.65	$0.84	$1.25
Earnings per share - diluted (C)	$0.43	$0.62	$0.83	$1.19

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2003	June 30, 2004
Assets
Current assets:
Cash and cash equivalents	$253,334	$344,672
Investment advisory fees receivable	65,288	79,895
Prepaid expenses and other current assets	20,861	18,422
Total current assets	339,483	442,989

Fixed assets, net	36,886	39,505
Acquired client relationships, net	364,429	378,843
Goodwill	751,607	812,146
Other assets	26,800	28,580
Total assets	$1,519,205	$1,702,063

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$89,707	$106,579
Notes payable to related party	11,744	7,623
Total current liabilities	101,451	114,202

Senior convertible debt	423,340	423,649
Mandatory convertible securities	230,000	530,000
Deferred income taxes	92,707	107,775
Other long-term liabilities	16,144	31,617
Total liabilities	863,642	1,207,243

Minority interest (E)	40,794	52,570

Stockholders’ equity:
Common stock	235	353
Additional paid-in capital	408,449	377,767
Accumulated other comprehensive income	944	1,763
Retained earnings	306,972	344,062
	716,600	723,945
Less treasury stock, at cost	(101,831)	(281,695)
Total stockholders’ equity	614,769	442,250
Total liabilities and stockholders’ equity	$1,519,205	$1,702,063

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004

Cash flow from operating activities:
Net Income	$13,823	$18,920	$26,820	$37,090
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	4,033	4,163	8,047	8,264
Amortization of debt issuance costs	853	928	1,456	1,832
Depreciation and amortization of fixed assets	1,610	1,620	3,124	3,159
Deferred income tax provision	7,526	6,990	14,139	15,068
Accretion of interest	155	327	405	481
Tax benefit from exercise of stock options	914	—	914	5,509
Other adjustments	(24)	—	(555)	—
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(6,197)	(5,775)	(592)	(14,607)
Decrease (increase) in other current assets	1,088	5,316	(705)	6,865
Decrease (increase) in non-current other receivables	(934)	2,817	(700)	3,528
Increase (decrease) in accounts payable, accrued expenses and other liabilities	10,534	22,896	(14,766)	2,812
Increase (decrease) in minority interest	2,390	7,394	(3,901)	7,401
Cash flow from operating activities	35,771	65,596	33,686	77,402

Cash flow used in investing activities:
Cost of investments, net of cash acquired	(2,999)	(75,952)	(6,118)	(80,066)
Purchase of fixed assets	(1,350)	(2,224)	(2,859)	(3,519)
Investment in marketable securities	(1,852)	(6)	(1,852)	(2,592)
Decrease (increase) in other assets	3	49	(12)	(57)
Cash flow used in investing activities	(6,198)	(78,133)	(10,841)	(86,234)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	—	—	85,000	—
Repayments of senior bank debt	—	—	(85,000)	—
Issuances of convertible securities	—	—	300,000	300,000
Repurchase of convertible securities	(4,544)	—	(105,841)	—
Issuance of equity securities	4,773	—	4,773	11,414
Repurchases of common stock	—	—	(33,688)	(194,420)
Issuance costs	(164)	(129)	(7,461)	(9,844)
Repayments of notes payable	(566)	(2,457)	(8,068)	(7,041)
Cash flow from (used in) financing activities	(501)	(2,586)	149,715	100,109

Effect of foreign exchange rate changes on cash flow	55	61	244	61
Net increase (decrease) in cash and cash equivalents	29,127	(15,062)	172,804	91,338
Cash and cash equivalents at beginning of period	171,385	359,734	27,708	253,334
Cash and cash equivalents at end of period	$200,512	$344,672	$200,512	$344,672

Affiliated Managers Group, Inc.

Notes

(A)

Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation.  This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely.  The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)

In January 2004, the Company’s Board of Directors authorized a three-for-two stock split.  The additional shares of common stock were distributed on March 29, 2004.  The weighted average shares outstanding and per share figures reflect the stock split.

(D)	Cash earnings per share represents Cash Net Income divided by average shares outstanding.

(E)

Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.